UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

SEALY INDUSTRIAL PARTNERS IV, LP

(Exact name of Registrant as Specified in Its Charter)

Georgia	000-56738	88-1030040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Texas Street, Suite 1050
Shreveport, Louisiana		71101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (318) 222-8700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2025, Sealy Gardner Avenue, L.L.C., Sealy South Green Road, L.L.C., Sealy Commercial Drive II, L.L.C., Sealy Pederson Road, L.L.C., Sealy Crossroads L, L.L.C., Sealy Stateline K, L.L.C., and Sealy Northpoint One, L.L.C. (collectively, the “Borrowers”), each a Georgia limited liability company and a wholly owned subsidiary of Sealy Industrial Partners IV, LP (the “Registrant”), entered into a loan agreement (the “Thrivent Loan Agreement”) and a promissory note (the “Thrivent Promissory Note”) with Thrivent Financial for Lutherans for a 5-year term loan in the amount of $105.2 million (the “Thrivent Loan”).

The outstanding principal balance of the Thrivent Loan bears a fixed interest rate at 5.39% per annum. Interest for the period from September 11, 2025 to September 30, 2025 was due and prepaid on September 11, 2025. Subsequently, interest-only payment is due on the first day of each month starting November 1, 2025. The Thrivent Loan matures on October 1, 2030. Prepayment in full is allowed upon payment of a Reinvestment Charge (as defined in the Thrivent Promissory Note) if prepaid on or before April 1, 2030 and without payment of a Reinvestment Charge if prepaid after April 1, 2030.

The Thrivent Loan is secured by, among other things, first-lien deeds of trust and mortgages encumbering seven properties owned by the Borrowers and is guaranteed by Sealy Industrial Partners IV OP, LP, a wholly owned subsidiary of the Registrant. The Thrivent Loan Agreement, the Thrivent Promissory Note and the documents associated with the Thrivent Loan contain representations, warranties, covenants, events of default and indemnities that are customary for loans of this type.

The proceeds from the Thrivent Loan, net of lenders fees and expenses, were used to pay off the outstanding balance under the Registrant’s existing revolving credit facility with KeyBank National Association in the amount of $76.5 million.

The foregoing summary of the Thrivent Loan Agreement and the Thrivent Promissory Note does not purport to be a complete description and is qualified in its entirety by the full text of the Thrivent Loan Agreement and the Thrivent Promissory Note, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Loan Agreement, dated September 11, 2025, by and among Thrivent Financial for Lutherans and Sealy Gardner Avenue, L.L.C., Sealy South Green Road, L.L.C., Sealy Commercial Drive II, L.L.C., Sealy Pederson Road, L.L.C., Sealy Crossroads L, L.L.C., Sealy Stateline K, L.L.C., and Sealy Northpoint One, L.L.C.

10.2	Promissory Note, dated September 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sealy Industrial Partners IV, LP

Date: September 17, 2025	By:	Sealy Industrial Partners IV GP, LLC, its general partner
/s/ Mark P. Sealy
Name: Mark P. Sealy
Manager